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                                                                   Exhibit 23(d)


                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
A & A Tool Rentals & Sales, Inc.:

We consent to the incorporation by reference in the Registration Statement on Form S-3 of United Rentals, Inc. for the registration of up to 9,200,000 shares of its common stock, of our report dated November 20, 1997, with respect to the consolidated balance sheets of A & A Tool Rentals & Sales, Inc. and subsidiary as of October 19, 1997 and October 31, 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for the period from November 1, 1996 to October 19, 1997 and for the years ended October 31, 1996 and 1995, which report appears in the Form 8-K of United Rentals, Inc. dated December 24, 1998. We also consent to the reference to our firm under the heading "Experts" in the Registration Statement.

                                   KPMG LLP
                                   Sacramento, California
                                   February 2, 1999